XsunX Adds Enterprise Power management to Its Commercial Solar Power Systems

The company’s expanded offering provides additional energy savings and faster paybacks for solar investments

Aliso Viejo, CA – October 14, 2014 – XsunX, Inc. (OTCBB: XSNX), a solar energy solutions provider, today announced that it has begun to bundle a commercial power management “CPM” technology with its solar power systems.  The company’s new offering provides clients with access to increased energy savings and faster payback times for solar energy investments while only adding pennies to the per/watt costs of its systems.

“There are potential savings left hidden in the way businesses use electricity,” stated Tom Djokovich, XsunX CEO. “The first step in finding these hidden savings is to reduce energy costs by adding one of our commercial solar power systems. Then, our new CPM bundle provides clients with a total energy efficiency management package which includes the tools to monitor, analyze, and control energy usage to further reduce operating costs.”

With the addition of CPM technology, the company’s goal is to offer clients a more comprehensive energy saving package to increase the cost savings and value potential clients’ consider when deciding to purchase an XsunX commercial power system. The company is also striving to create a distinct advantage over other solar companies in the market place.

The company’s decision to bundle CPM technology was also driven by the multiple ways businesses are charged by utilities for their electricity usage, and the average client’s inability to realize maximum savings from just the installation of solar by itself.

Typically, businesses pay for electricity in two ways – the total kilowatt hours used and the peak energy intensity of what they use. This peak intensity can account for as much as 10% to 50% of a business’s utility bill, and can occur anytime of day or night. By bundling real-time electrical energy use analysis technology with its solar systems, XsunX provides its clients with the tools to increase energy efficiencies throughout business operations 24 hours a day.

“After working with client after client to analyze utility bills, and usage profiles, it became evident that we had to expand the scope and impact of how our solar systems delivered savings,” continued Mr. Djokovich. “Now with an XsunX integrated Solar and CPM technology bundle our clients can squeeze efficiencies from their operations, further reduce utility bills, and realize more value by investing in an XsunX commercial solar power system.

About XsunX

XsunX provides solar energy solutions with the greatest bottom-line financial benefits for commercial and industrial users. Our background and experience spans virtually all aspects of solar, including technology assessment, design and development. The company has developed a highly skilled team of qualified engineering and specialty contractors with extensive commercial solar experience necessary to service the diverse conditions that can be encountered in commercial buildings. The company couples this superior design and delivery capability with factory direct pricing and zero down financing options to provide exceptional solar power plant investment opportunities for its clients.

For more information, please visit our website at www.xsunx.com.

Safe Harbor Statement

Matters discussed in this release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein, are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Company Contact:

Tom Djokovich, President and CEO

949-330-8060

info@xsunx.com